Exhibit 3.5

Certificate of Formation
of
MDI Entertainment, LLC

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:32 PM 05/22/2003
FILED 11:32 PM 05/22/2003
SRV 030337519 – 3661856 FILE

CERTIFICATE OF FORMATION

OF

MDI ENTERTAINMENT, LLC

This Certificate of Formation of MDI Entertainment, LLC, dated May 22, 2003 is being duly executed and filed by M. Timothy Elder, an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

FIRST:                    The name of the limited liability company is MDI Entertainment, LLC (the “Company”).

SECOND:               The address of its registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

THIRD:                  The name and address of its registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of MDI Entertainment, LLC this 22nd day of May, 2003.

/s/ M. Timothy Elder
By: M. Timothy Elder
Authorized Person

May 22, 2003

Delaware Department of State

Division of Corporations

John G. Townsend Building

401 Federal Street

Suite 4

Dover, Delaware 19901

Re: Formation of MDI Entertainment, LLC

Ladies and Gentlemen:

The understated, on behalf of MDI Entertainment, Inc., hereby consents to the formation of MDI Entertainment, LLC as a Delaware limited liability company and further consents to the use by such entity of the name “MDI Entertainment, LLC” for all purposes.

MDI ENTERTAINMENT, INC.

/s/ C. Gray Bethea
C. Gray Bethea, Jr., Vice President

CERTIFICATE OF MERGER
MERGING
MDI ENTERTAINMENT, INC.,
A DELAWARE CORPORATION
INTO
MDI ENTERTAINMENT, LLC,
A DELAWARE LIMITED LIABILITY COMPANY

Pursuant to Section 18-209 of the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.)(the “Act”), the undersigned hereby executes this Certificate of Merger:

FIRST: The names of each of the constituent corporations to the merger are MDI Entertainment, Inc., a corporation organized and existing under the laws of the State of Delaware (“MDI Corp”), and MDI Entertainment, LLC, a limited liability company organized and existing under the laws of the State of Delaware (“MDI LLC”).

SECOND: That a Plan of Merger (the “Plan”), dated as of May 22, 2003, among MDI Corp and MDI LLC has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 18-209(c)(2) of the Act.

THIRD: The name of the surviving entity is MDI Entertainment, LLC, a Delaware limited liability company (the “Surviving Entity”).

FOURTH: That the executed Plan is on file at the office of the Surviving Entity located at 1500 Bluegrass Lakes Parkway, Alpharetta, Georgia 30201.

FIFTH: That a copy of the Plan will be furnished by the Surviving Entity on request and without cost, to any member or stockholder of any constituent corporation.

SIXTH: That the effective time and date of the merger of MDI Corp with and into MDI LLC shall be 11:59 p.m., EDT, on May 31, 2003.

[SIGNATURE ON FOLLOWING PAGE]

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:40 AM 05/30/2003
FILED 10:33 AM 05/30/2003
SRV 030355450 - 3661856 FILE

IN WITNESS WHEREOF, the undersigned, as the Surviving Entity of the merger, has caused this Certificate to be signed by an authorized officer, this 22 day of May, 2003.

MDI ENTERTAINMENT, LLC

By:	/s/ C. Gray Bethea
C. Gray Bethea, Jr., authorized
officer of Scientific Games
International, Inc., Manager

2

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:35 PM 07/28/2004
FILED 01:33 PM 07/28/2004
SRV 040552376 - 3661856 FILE

CERTIFICATE OF AMENDMENT

OF

MDI Entertainment, LLC

1.     The name of the limited liability company is MDI Entertainment, LLC.

2.     The Certificate of Formation of the limited liability company is hereby amended as follows:

The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, New Castle County.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of MDI Entertainment, LLC this 27th day of July, 2004.

MDI Entertainment, LLC

/s/ C. Gray Bethea, Jr.
C. Gray Bethea, Jr., Authorized Person